                                                                    Exhibit 11.1


                              COGNOS INCORPORATED

                       Computation of Earnings Per Share
     in accordance with Canadian Generally Accepted Accounting Principles
                        (US$000s, except share amounts)

                                                                              Year Ended
                                                       ---------------------------------------------------------
                                                          February 29,         February 28,         February 28,
                                                                  2000                 1999                 1998
                                                       ---------------      ---------------       --------------
Basic
Net income...........................................      $54,542               $58,122            $48,942
                                                           =======               =======            =======

Weighted average number of shares
  outstanding(1)...................................         85,972                87,416             88,414
                                                           =======               =======            =======

Net income per share(1)............................          $0.63                 $0.66              $0.55
                                                           =======               =======            =======

Fully diluted
Net income...........................................      $54,542               $58,122            $48,942
Add imputed interest on options (net of tax).........        2,941                 2,571              2,719
                                                           -------               -------            -------
Adjusted net income..................................      $57,483               $60,693            $51,661
                                                           =======               =======            =======

Weighted average number of shares(1)...............         85,972                87,416             88,414
Add share options(1)...............................          6,110                 5,988              7,668
                                                           -------               -------            -------
Fully diluted weighted average number
  of shares(1).....................................         92,082                93,404             96,082
                                                           =======               =======            =======

Fully diluted net income per share(1)..............          $0.62                 $0.65              $0.54
                                                           =======               =======            =======

/(1)/Reflects the two-for-one stock split authorized April 6, 2000, subsequent to the fiscal 2000 year-end.

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